Q1 2026 Shareholder Letter MAY 7, 2026

Q1 2026 The Global Gayborhood in Your Pocket™ Dear Grindr Shareholders,    We delivered exceptional results in Q1 2026. Revenue grew 38% year-over-year, alongside a net income margin of 21% and Adjusted EBITDA margin of 45%. We have now demonstrated repeatedly that when we improve the product, expand the value users get from Grindr, and monetize thoughtfully, the business responds. Given our Q1 performance and what we can see today, we now expect at least $535 million in revenue and at least $227 million in Adjusted EBITDA for 2026. Shareholder Letter 2

Q1 2026 Product and Innovation Our focus in 2026 is to make Grindr more useful day-to-day, more personalized, and more valuable across a broader range of user needs and intentions. Across the roadmap, that means accelerating work in the core app and beyond it – including new features in Right Now, continued expansion of Maps, launch of Health Center, significant rearchitecture work, and broader deployment of gAI. We're making the map central to Grindr’s digital Gayborhood, where people and places come together and the community comes to life in a whole new way. Right Now strengthens the core use case that made Grindr iconic in the first place. Grindr is at its best when it helps users connect with speed, clarity, and immediacy. We are continuing to improve Right Now, including through a new Discrete Profile experience that allows users to appear in Right Now without directly linking that presence to their everyday profile. This makes it easier for users to pursue that intent with greater confidence. Driving toward the global rollout of Edge, our new premium tier, is a major product and marketing focus this year. Built around our gAI capabilities, Edge is designed for power users who want the most advanced experience current technology can offer. Based on user testing, we expect that Edge will command a significant premium to our current subscription offerings and anticipate that it should be our largest driver of revenue growth in 2027. Because Edge differs meaningfully from our existing tiers in both experience and price point, our focus now is on how best to position and market it to realize its full potential at global launch. From Product to Platform Grindr is becoming a more central platform for gay life. We are strengthening the core experience tied to connection with immediacy, while building outward into a broader and more durable platform. Our focus remains the same: serve gay men well, and do it better than anyone else. From that position, we are extending into a product, brand, and platform with greater utility and a larger role in the daily lives of our users. Shareholder Letter 3 New on   Right Now Post Discreetly so you can screen first before sharing your profile. The Global Gayborhood in Your Pocket™

Q1 2026

The Global Gayborhood in Your Pocket™

That is what the Global Gayborhood in Your Pocket means. Not a shift away from what made Grindr matter, but an expansion from it. Over time, the goal is clear: move from a known brand to a loved one, increase relevance, increase utility, and enter adjacent categories where our relationship with users gives us a clear right to win.

Our Madonna "Grindr Exxxclusive" vinyl collaboration for Confessions on a Dance Floor II is an example of this strategy in action. The partnership includes a major in-app Grindr activation featuring exclusive content, location-aware moments, limited drops, and integrated commerce ahead of the album's global release on July 3. It also marks an important expansion into premium content partnerships.


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GRINDR EXCLUSIVE

Madonna partners with Grindr for global launch of Confessions II.

One of the world's greatest musical icons chose to work with Grindr because of our audience and our cultural role. Gay men did not just consume Madonna's work. They helped define it. That influence remains strong. Our users shape what breaks and what matters.

This ties directly to premiumization. Premium is a layer, not the strategy. The strategy is to build a stronger business on top of a large, active network while expanding what Grindr means in the lives of our users. As we introduce more elevated experiences, Grindr also becomes a more premium platform – one that can attract iconic partners and support new forms of value creation. Madonna is not just a partner here. She is proof of capability. Grindr can bring together content, commerce, and community at scale. That strengthens the brand, improves the quality of future partners we can attract, and moves us well beyond a narrow-use-case app.


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POLITICO
@politico
Grindr is on the political rise since Trump's return to office as it seeks to flex its influence muscles on a range of policy priorities.
That influence will be on full display when Grindr hosts its first White House Correspondents Dinner weekend party.
HUMAN[X]
Grindr is on the political rise
VANITY FAIR
MarketWatch
White House Correspondents' dinner has morphed into a 'Hollywoodified' weekend of nonstop parties. Even Grindr is hosting.
Grindr hosting its first White House Correspondents' Dinner party

Grindr hosts first WHCD party in D.C. on April 24, 2026.

Our recent event in Washington, D.C. in celebration of the First Amendment reinforces this as well. Grindr now has real convening power and a growing ability to shape conversations beyond the app itself. That matters not only for the brand, but for the business. Platforms with this kind of cultural relevance tend to benefit from stronger resilience in user mindshare, greater value to advertisers and partners, and more freedom to expand into adjacent products and services over time.

Shareholder Letter

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Q1 2026 The Global Gayborhood in Your Pocket™ Advertising & Working Toward an Even Better Free Experience We continue to build our advertising platform as an important lever for long-term growth, centered on more relevant, higher-quality ads. As I have said often, a strong free product is essential to the health of the network: it attracts new users, sustains engagement, and preserves the vibrancy of the ecosystem. Over time, it also makes Grindr more valuable to advertisers and should help us attract better partners as we scale the business. This year, we are taking steps to improve the free experience meaningfully, including reducing ad formats users dislike and expanding reward-based ads. We saw strong growth in advertising revenue in Q1, driven in part by an important milestone for the business: a large, full-year campaign with a health brand that works closely with our user community. This is an encouraging proof point of Grindr’s ability to deliver for brands. At the same time, we are still in the very early days of building our direct brand business. While this campaign will make advertising a larger share of revenue this year than in the past, we continue to expect ad revenue to contribute roughly 15% of total revenue next year and over the medium term, consistent with what we outlined at our 2024 Investor Day. User Trends Activations, re-activations, and overall engagement remain strong, and retention is improving, notwithstanding pricing changes. These strong engagement results are clear indicators that the product quality is getting better, reinforcing our view that the work we are doing in the product is driving stronger user behavior. While we no longer report average monthly active users (MAU) quarterly, we will continue to provide color where warranted. We are facing two separate and distinct regulatory MAU headwinds outside the U.S., including from two governments in Southeast Asia that have been tightening repressive policies against members of our community. As a result, based on what we’re currently seeing, if not for these government actions we estimate that over the course of 2026 MAU in total would grow by an average of 400,000 more than the current full-year growth trajectory. In Q1, overall MAU remained very healthy but MAU growth was reduced by approximately 100,000 users from what it otherwise would have been due to age-assurance rules in the UK, Australia, and Brazil. We’re also monitoring similar rules under consideration in the EU and evolving requirements in the UK. Grindr is an 18+ app, and we strongly support legislation to advance App Store or device-level age assurance. However, app-level regimes can create adverse consequences for adult users in our community who are not fully out or have other valid reasons not to feel comfortable sharing identity data. Initial data suggests that the substantial majority of people who do not complete age assurance on Grindr are declining to even start the age assurance process. We continue to believe that alternatives to app-based verification regimes are better at keeping minors off platforms like Grindr.  Additionally, we also face isolated risks in certain countries where it remains at worst illegal, or at best unsafe, to be gay. In Q1, the Malaysian government forced Apple to remove Grindr from the App Store there, and we are also facing similar headwinds from the Indonesian government. This does not affect our revenue outlook, as we have few paid subscribers in those countries, but we see risk to our MAU in those countries as app store bans prevent future downloads or app updates. We engage on these issues Shareholder Letter 5

Q1 2026 The Global Gayborhood in Your Pocket™ where we can, including through Grindr for Equality. These are unfortunate realities for our community, and a reminder that our mission is not just about building a successful business, but also about helping make the lives of our users worldwide free, equal, and just. These headwinds have not been financially material to date. Governance & Capital Allocation Beyond the work we are doing to strengthen Grindr for users, we are also continuing to strengthen the company for the long term on behalf of shareholders. In our proxy statement filed last week for our 2026 annual meeting, we disclosed the nominations of three new independent directors to our Board. We remain committed to maintaining a strong, independent Board with accomplished leaders who can bring fresh insight and relevant experience as Grindr continues to scale. Additionally, as announced in March, our Board approved a $400 million increase in our common stock repurchase authorization and extended the repurchase period to March 2029. This follows the $450 million in repurchases we executed in 2025. We have already begun executing under the remaining and expanded authorization, but are doing so in a more measured way than in 2025, when we moved quickly to offset dilution from warrants. Our top capital allocation priority remains investing behind the future of the business, while preserving the flexibility to repurchase stock when we see a meaningful dislocation between price and value. Closing We are off to a great start in 2026, with strong Q1 performance, a raised outlook, a robust roadmap, major cultural activations, and real progress across our key priorities. The team is executing at a high level across technology, product, brand, and the business more broadly as we position Grindr to deliver strong growth in 2026 and in 2027 as Edge rolls out globally. Thank you, George Arison Chief Executive Officer Shareholder Letter 6

Q1 2026

The Global Gayborhood in Your Pocket™

Q1 2026 Financial & Operating Performance

Grindr delivered outstanding performance across all financial and user metrics in Q1 2026. Total revenue increased by 38% year-over-year to $130 million, net income was $27 million, representing a net income margin of 21%, and Adjusted EBITDA was $58 million, representing an Adjusted EBITDA margin of 45%.

Growth in the quarter was driven by continued strength in both Grindr app revenue and advertising. App-based revenue increased 33% year-over-year, while advertising revenue increased 68% year-over-year, benefiting in part from a large campaign with a long-time health partner that launched in Q1 and is expected to continue through the rest of the year.

Q1 2026 Operational Highlights	
Average Paying Users	**ARPPU**
1.4M	**$25.63**
+19% Year-Over-Year Growth	+12% Year-Over-Year Growth

Revenue

App-based revenue for the first quarter of 2026 was $107 million, up 33% year-over-year from $80 million in Q1 2025. Growth was driven by a combination of subscriber growth across both our XTRA and Unlimited tiers, and higher pricing, which we began rolling out in Q3 2025.


Revenue
$ in millions
$94M
$14M
Advertising
$80M
App-Based
$104M
$17M
Advertising
$87M
App-Based
$116M
$19M
Advertising
$96M
App-Based
$126M
$23M
Advertising
$103M
App-Based
$130M
$23M
Advertising
$107M
App-Based
Q1 '25
Q2 '25
Q3 '25
Q4 '25
Q1 '26
*The graphs presented above are for illustrative purposes and are not to scale.

Advertising revenue grew 68% year-over-year to $23 million in Q1 2026 compared to $14 million in Q1 2025, with broad-based strength across geographies and ad formats, including the aforementioned brand campaign. We moderated third-party advertising loads beginning in Q1 2026 in certain locations, in connection with our priorities around user experience and ecosystem health. Overall we expect advertising revenue to run in the mid-to-high teens as a percentage of total revenue in 2026, above our normal range of approximately 15%.

Shareholder Letter

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Q1 2026 The Global Gayborhood in Your Pocket™ Operating Income Operating income for Q1 2026 was $43 million, or 33% of revenue, compared to $25 million, or 27% of revenue in Q1 2025. Operating expenses, excluding cost of revenue, were $55 million in Q1 2026, up from $44 million in Q1 2025, driven primarily by investments in talent and technical foundations, consistent with our stated priorities for 2026. Net Income Net income for Q1 2026 was $27 million, representing a net income margin of 21%, compared to $27 million, or 29% of revenue, in Q1 2025. The margin compression reflects higher interest and tax expense. As a reminder, Q1 2025 net income benefited from a favorable change in the fair value of our warrant liability; all outstanding public and private warrants were redeemed in February 2025, which eliminated this source of non-cash volatility. Diluted earnings per share was $0.14 compared to $0.09 per share in Q1 2025. Adjusted EBITDA $58M Adjusted EBITDA for the first quarter of 2026 was $58 million, or 45% of total revenue, compared to $41 million and 43% of total revenue in Q1 2025. As we noted when we provided our initial 2026 guidance in February, we expected Q1 revenue growth and Adjusted EBITDA margin to pace well ahead of our full-year outlook, reflecting early-year revenue momentum and the timing of our planned 2026 investments. $41M 43% $45M 43% Adjusted EBITDA margin $55M 47% $55M 44% 45% Q1 ‘25 Q2 ‘25 Q3 ‘25 Q4 ‘25 Q1 ‘26 *The graphs presented above are for illustrative purposes and are not to scale. Share Repurchase Program During the first quarter of 2026, we retired 8.3 million shares of common stock across three structured repurchase programs, prepaid written put options, an accelerated share repurchase, and forward repurchase transactions. Based on initial and interim deliveries received through quarter end, additional shares and/or capital settlements are expected from these programs through the third quarter of 2026. As we noted in February, when we announced the $400 million expansion and three-year extension of our repurchase authorization, the approximately $50 million remaining under the original program rolled into the expanded authorization, giving us total repurchase availability of $450 million at that time. The structured programs we initiated in Q1 reflect our commitment to returning capital efficiently Shareholder Letter 8 Adjusted EBITDA $ in millions

Q1 2026 The Global Gayborhood in Your Pocket™ and at attractive prices relative to our view of intrinsic value, while preserving the flexibility to continue investing aggressively in our long-term roadmap. Final share counts and average purchase price per share across all three programs will be determined at settlement, with the first program expected to conclude in Q2 2026 and the remaining two by the end of Q3 2026. As of the end of Q1 2026, approximately $350 million remains available under our share repurchase authorization. Guidance With our strong first quarter performance, we are raising our full-year 2026 outlook. We now expect full- year revenue of at least $535 million and full-year Adjusted EBITDA of at least $227 million. The increase reflects our strong Q1 performance, inclusive of better than anticipated payer conversion and the brand advertising campaign. Revenue growth rates are also expected to moderate in the later part of 2026 as we anniversary the roll-out of our pricing increases. On Adjusted EBITDA, as we discussed in February, our outlook reflects planned investments as we move through the year, including incremental hiring planned for the middle part of 2026, continued investment in our core technical foundations, and ongoing investment to deliver on our premium experiences and Gayborhood expansion initiatives. Per our usual practice, we will review and update our guidance as needed each quarter as the year unfolds. Conference Call  Grindr will host a conference call to discuss these results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), May 7, 2026. The live audio webcast, along with the press release, will be accessible at https:// investors.grindr.com/. A recording of the webcast will also be available on our website following the conference call. Shareholder Letter 9

Q1 2026 The Global Gayborhood in Your Pocket™ Adjusted EBITDA and Adjusted EBITDA Margin (in thousands) Shareholder Letter 10

Q1 2026 The Global Gayborhood in Your Pocket™ Unaudited Condensed Consolidated Balance Sheets (in thousands, except for share data) Shareholder Letter 11

Q1 2026 The Global Gayborhood in Your Pocket™ Unaudited Condensed Consolidated Statement of Operations (in thousands) Shareholder Letter 12

Q1 2026 The Global Gayborhood in Your Pocket™ Unaudited Condensed Consolidated Statement of Cash Flows (in thousands) Shareholder Letter 13

Q1 2026 The Global Gayborhood in Your Pocket™ Unaudited Condensed Consolidated Statement of Cash Flows Continued (in thousands) Shareholder Letter 14

Q1 2026 The Global Gayborhood in Your Pocket™ Forward Looking Statements This letter contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 regarding Grindr’s current views with respect to our industry, operations, and future business plans, expectations and performance. These forward-looking statements can generally be identified by the use of forward-looking terminology, such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will” or the negative version of these words or other comparable words or phrases, but the absence of these words does not mean that a statement is not forward-looking.  These forward-looking statements include, among others, statements regarding our annual revenue and Adjusted EBITDA guidance for 2026; expectations regarding product launches, revenue drivers, and Gayborhood expansion; plans for development of new products and features, including AI-driven features; expectations around advertising; and statements regarding our capital allocation and stock repurchase strategy. Forward-looking statements, including guidance related to revenue and adjusted EBITDA are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from our expectations discussed in the forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to retain existing users and add new users; (ii) market perception of our brand; (iii) the impact of the legal environment and complexities with litigation and regulatory compliance related to such environment, including maintaining compliance with privacy, data protection, consumer protection, and online safety laws and regulations as well as laws that may apply to any new products or services we have introduced and may introduce in the future, including in the health and wellness sector; (iv) our ability to address privacy concerns and protect systems and infrastructure from cyber- attacks and prevent unauthorized data access; (v) our ability to identify and consummate strategic transactions including strategic partnerships, acquisitions, or investments in complementary products, services, or technologies, including outside of our core product; and our ability to realize the intended benefit of such transactions; (vi) our success in retaining or recruiting directors, officers, key employees, or other key personnel, and our success in managing any changes in such roles; (vii) our ability to respond to general economic conditions; (viii) competition in the dating and social networking products and services industry; (ix) our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner; (x) our ability to successfully develop and adopt AI and machine learning technologies, and processes – including generative AI – in our daily operations, including by deploying generative AI and ML in our products and services; (xi) our dependence on the integrity of third-party systems and infrastructure; (xii) our ability to protect our intellectual property rights from unauthorized use by third parties; (xiii) whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters; (xiv) the impact of resales of significant volumes of our securities by any of our directors or significant stockholders, including pursuant to one or more margin calls on such stockholders’ loans, on the volatility of our stock price; (xv) the timing, price and quantity of repurchases of shares of our common stock under our repurchase program, and our ability to fund any such repurchases; (xvi) the effects of macroeconomic and geopolitical events on our Shareholder Letter 15

Q1 2026 The Global Gayborhood in Your Pocket™ business, such as health epidemics, pandemics, natural disasters, the impacts of changing tariff policies and trade tensions, and wars or other regional conflicts; and (xvii) the impact of anti-LGBTQ policies and actions by governments and non-state actors around the world, including to block or otherwise restrict access to our app in their countries. The foregoing list of factors is not exhaustive. Further information on these and additional risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward- looking statements contained in this press release are included in the section titled “Risk Factors'' included under Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2025, in annual reports on Form 10-K we file thereafter. Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on forward-looking statements. Except as required by law, Grindr assumes no obligation, and does not intend, to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Non-GAAP Financial Measures Grindr uses Adjusted EBITDA and Adjusted EBITDA margin which are non-GAAP measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Grindr’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.  Adjusted EBITDA adjusts for the impact of items that Grindr does not consider indicative of the operational performance of its business. Grindr defines Adjusted EBITDA as net income excluding income tax provision; interest expense, net; depreciation and amortization; stock-based compensation expense; change in fair value of warrant liability; and employee transition costs, litigation-related costs, transaction-related costs, management fees and other items, in each case, that are unrelated to our core ongoing business operations. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.  Grindr excludes the above items as some are non-cash in nature, and others may not be representative of normal operating results. While Grindr believes that Adjusted EBITDA and Adjusted EBITDA Margin are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with U.S. GAAP.   A reconciliation of Grindr’s non-GAAP financial measures to the most comparable GAAP financial measures for the three months ended March 31, 2026 and 2025 are presented above. We are not able to estimate net income on a forward-looking basis or reconcile the 2026 guidance provided for Adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA. In particular, the measures and effects of our stock-based compensation related to equity grants that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results. Shareholder Letter 16

Q1 2026 The Global Gayborhood in Your Pocket™ Key Operating Measures Our key operating measures include Average Paying Users and Average App-Based Revenue per Average Paying User (ARPPU). We define our key operating measures and how we calculate them in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Operating and Financial Metrics” included under Part I, Item 2 in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Trademarks This letter may contain trademarks of Grindr. Solely for convenience, trademarks referred to in this letter may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that Grindr will not assert, to the fullest extent under applicable law, its rights to these trademarks. About Grindr With 15 million average monthly active users, Grindr has grown to become the Global Gayborhood in Your Pocket™, on a mission to make a world where the lives of our global community are free, equal, and just. Available in 190+ countries and territories, Grindr is often the primary way for its users to connect, express themselves, and discover the world around them. Since 2015, Grindr for Equality has advanced human rights, health, and safety for millions of LGBTQ+ people in partnership with organizations in every region of the world. Grindr has offices in West Hollywood, the Bay Area, Chicago, and New York. The Grindr app is available on the App Store and Google Play. Shareholder Letter 17